Exhibit 99.1350CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Floating Rate Income Strategies Fund
II, Inc. (the “Registrant”), hereby certifies, to the best of his knowledge, that the Registrant’s Report on
Form N-CSR for the period ended February 29, 2008, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
Registrant.

Date: April 23, 2008

/s/ Donald C. Burke
Donald C. Burke
Chief Executive Officer (principal executive officer) of
BlackRock Floating Rate Income Strategies Fund II, Inc.

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Floating Rate Income Strategies Fund
II, Inc. (the “Registrant”), hereby certifies, to the best of his knowledge, that the Registrant’s Report on
Form N-CSR for the period ended February 29, 2008, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
Registrant.

Date: April 23, 2008

/s/ Neal J. Andrews
Neal J. Andrews
Chief Financial Officer (principal financial officer) of
BlackRock Floating Rate Income Strategies Fund II, Inc.

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the
Securities and Exchange Commission.